UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                JANUARY 19, 2005

                      NORTH ATLANTIC TRADING COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)

             DELAWARE                  333-31931              13-3961898

   (State or Other Jurisdiction    (Commission File         (IRS Employer
         of Incorporation)              Number)          Identification No.)

               257 PARK AVENUE SOUTH                        10010-7304
                 NEW YORK, NEW YORK
      (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (212) 253-8185

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On January 20, 2005, North Atlantic Trading Company, Inc. (the "Company") announced that the Company and North Atlantic Holding Company, Inc., the parent of the Company ("NAHC" and collectively with the Company, the "Companies") have engaged the management consulting firm of Alvarez & Marsal ("A&M") to assist in the development of an assessment of the operations and to identify the potential for performance improvement and cost reduction opportunities. In connection with such engagement, the Companies and A&M entered into an Engagement Letter Agreement, dated January 19, 2005 (the "Letter Agreement"). Pursuant to the Letter Agreement, A&M agreed to make available to the Companies financial services of Douglas P. Rosefsky, its managing director, which services, upon the Companies' request, will include serving as Chief Financial Officer of the Company and NAHC, as well as the services of an additional A&M professional as an assistant to Mr. Rosefsky, and, upon the Companies' request, as Director-Finance of the Company and NAHC (the "Additional Professional") .

Under the terms of the Letter Agreement, the Companies will pay $100,000 per month to A&M for the services of Mr. Rosefsky, and $50,000 per month for the services of the Additional Professional. The Companies will also compensate A&M for certain reasonable out-of-pocket expenses. The Letter Agreement may be terminated by either party without cause upon thirty days' prior written notice during the first ninety days after the date of the Letter Agreement, and upon fifteen days' prior written notice thereafter, provided that after thirty days from the date of the Letter Agreement, the Companies may terminate the engagement of the Additional Professional by giving fifteen days' prior written notice to A&M. The Companies agreed to indemnify Mr. Rosefsky and the Additional Professional to the same extent as the most favorable indemnification it extends to any of its officers or directors.

In addition, on January 19, 2005, the Companies and A&M entered into the Indemnification Agreement (the "Indemnification Agreement"), pursuant to which the Companies agreed to indemnify A&M and its agents against losses in connection with A&M's performance under the Letter Agreement.

A copy of the Company's press release announcing the engagement of A&M is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

(b) On January 19, 2005, the Amended and Restated Loan Agreement, made and entered into as of February 17, 2004, by and among Bank One, NA as the Agent Bank, Bank One and LaSalle Bank, National Association, the Company, certain of its subsidiaries and NAHC, was amended pursuant to the 2005 A Amendment to the Loan Agreement, dated as of January 19, 2005 (the "Loan Agreement Amendment"), by and among JP Morgan Chase Bank, N.A. (as the successor to Bank One, N.A.), LaSalle Bank, National Association, the Company and certain of its subsidiaries and NAHC to eliminate the affirmative covenant that David I. Brunson remain active in the day-to-day operation and management of the Company, and to delete certain other references to Mr. Brunson. In addition, the revolving line of credit available under the Revolving Credit Facility was reduced to an aggregate principal amount of $35,000,000. The revolving line of credit had been scheduled to reduce to $40,000,000 in September 2005. The Company has approximately $16,000,000 outstanding under such line of credit.

A copy of the Loan Agreement Amendment it attached hereto as Exhibit 99.2.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

(a) On January 19, 2005, Helms Management Corp., a Kentucky corporation and a stockholder of NAHC, terminated that certain Voting Trust Agreement, dated December 17, 1997 (as amended, the "Voting Trust Agreement"), by and among Thomas F. Helms, Jr. and David I. Brunson as voting trustees (collectively, the "Voting Trustees"), and Helms Management Corp. (as amended, the "Voting Trust


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Agreement"). Until termination of the Voting Trust Agreement, the Voting
Trustees possessed the power to vote the shares of North Atlantic Holding Company, Inc. held by Helms Management Corp. Upon termination, such power reverted to Helms Management Corp.

(b) Effective January 19, 2005, David I. Brunson resigned as President and Chief Financial Officer of NAHC and the Company and all other positions held by Mr. Brunson at NAHC, the Company and its subsidiaries and affiliates. In connection therewith, Mr. Brunson's Amended and Restated Employment Agreement dated as of April 30, 1998, (as amended by a letter agreement dated November 25, the "Employment Agreement"), was effectively terminated. Pursuant to the Employment Agreement, the Company is required to make certain severance payments to Mr. Brunson, including $425,000 payable within ten business days after January 19, 2005, and an additional $425,000 payable within the next 12 months. In addition, Mr. Brunson may become entitled to a bonus payment of up to $725,000 relating to synergies achieved in the integration of the business of Stoker, Inc., that was acquired by the Company in 2003. Pursuant to the Employment Agreement, after the last severance payment is made, Mr. Brunson will have an option to require the Company to repurchase all or a portion of his shares of NAHC at their fair market value. The Company will not be obligated to repurchase these shares if, upon or after the payment, it would be in default under any instrument, agreement or law by which it is bound; in this case, the repurchase may be deferred until it can be completed without such default. Similarly, the Company has an option to repurchase Mr. Brunson's shares at the fair market value. In the event the Company and Mr. Brunson are unable to agree upon the fair market value of these shares, an independent investment banking firm will be selected to determine such fair market value, in accordance with the procedure provided for by the Employment Agreement. If neither Mr. Brunson nor the Company exercise their respective options by the earliest of the fifth anniversary of the termination of Mr. Brunson's employment or the date on which the Company refinances, or uses proceeds derived from refinancing, certain of its obligations, the Company will be required to repurchase Mr. Brunson's shares on such date unless Mr. Brunson waives his right to require the Company to purchase his shares.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

As discussed in item 1.02 above, effective January 19, 2005, David I. Brunson resigned as President and Chief Financial Officer of NAHC and the Company, and from all other positions held by him at NAHC, the Company and its subsidiaries and affiliates. Also on January 19, 2005, Mr. Brunson has not been reelected as a director of the Company by the Company's sole stockholder. As announced by the press release attached hereto as Exhibit 99.1, effective January 19, 2005, Douglas P. Rosefsky was appointed Chief Financial Officer of the Company, to serve on an interim basis until a permanent Chief Financial Officer is selected. Certain information regarding Mr. Rosefsky follows.

Douglas P. Rosefsky, age 36, Chief Financial Officer since January 19, 2005. Mr. Rosefsky became a Director of Alvarez & Marsal in November 2000, and a Managing Director in September 2003. Mr. Rosefsky has worked in a variety of management and advisory services roles in several industries, most recently, from November 2003 until August 2004, as Chief Executive Officer of DLT Solutions, Inc., a leading technology solutions provider to the government with $300 million in


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annual revenue. From January 2003 to August 2003, Mr. Rosefsky acted as Chief
Risk Officer and Chief Financial Officer of Kleinert's Buster Brown, a leading designer, manufacturer and retailer of children's apparel. From April 2001 until January 2003, Mr. Rosefsky served as Senior Vice President - Finance and Co-Head of International of Warnaco Inc., a global retail and apparel company based in New York. From January 2001 until August 2001, Mr. Rosefsky served as Financial Advisor, Communications Corporation of America, and between January 2000 and December 2000, as Vice President - Finance of Charter Behavioral Health Corporation.

In addition, Thomas F. Helms Jr., Chief Executive Officer and Chairman of the Board of Directors of each of the Companies, was appointed President of each of the Companies. Mr. Helms, Jr. has been Chief Executive Officer and Chairman of the Company's Board of Directors since June 1997. He is also the Chairman of the Board of Directors and Chief Executive Officer and a Director of NAHC, the Chief Executive Officer of National Tobacco Company, L.P., the Chief Executive Officer and a Director of North Atlantic Cigarette Company, the President of National Tobacco Finance Corporation, the Chairman of the Board of Directors, Chief Executive Officer and a Director of North Atlantic Operating Company, the Chairman and President and a Director of Stoker, Inc., the Chairman and President and a Director of Fred Stoker & Sons, Inc. and the Chairman and President and a Director of RBJ Sales, Inc. In 1988, Mr. Helms formed National Tobacco Company, L.P., which acquired certain loose leaf chewing tobacco assets of Lorillard, Inc. Mr. Helms also served as President and Chief Executive Officer of Culbro Corporation's smokeless tobacco division from 1983 until shortly prior to its sale to American Maize-Products Company in March 1986. From 1979 to 1982, Mr. Helms was General Manager of the Etherea Cosmetics and Designer Fragrances Division of Revlon, Inc. From 1964 to 1979, Mr. Helms was employed in marketing and sales positions in various divisions of Revlon, Inc.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits

         99.1 Press release of North Atlantic Trading Company, Inc., dated January 20, 2005.

         99.2 2005 A Amendment to the Amended and Restated Loan Agreement, made and entered into as of February 17, 2004, by and among Bank One, NA as the Agent Bank, Bank One and LaSalle Bank, National Association, the Company, certain of its subsidiaries and North Atlantic Holding Company, Inc.



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                                   SIGNATURES
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           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NORTH ATLANTIC TRADING COMPANY, INC.

                                         By:    /s/  Thomas F. Helms, Jr.
                                                --------------------------------
                                                Name:   Thomas F. Helms, Jr.
                                                Title:  Chief Executive Officer




Dated:  January 21, 2005





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                                  EXHIBIT INDEX
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  EXHIBIT NO.                         EXHIBIT
  -----------                         -------

     99.1 Press release of North Atlantic Trading Company, Inc., dated January 20, 2005.

     99.2 2005 A Amendment to the Amended and Restated Loan Agreement, made and entered into as of February 17, 2004, by and among Bank One, NA as the Agent Bank, Bank One and LaSalle Bank, National Association, the Company, certain of its subsidiaries and North Atlantic Holding Company, Inc.








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